SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                           _________________________


      Date of Report (date of earliest event reported):  JANUARY 28, 2004



                       WAUSAU-MOSINEE PAPER CORPORATION

            (Exact name of registrant as specified in its charter)



         WISCONSIN                  1-13923                   39-0690900
      (State or other          (Commission File              (IRS Employer
      jurisdiction of               Number)                 Identification
      incorporation)                                            Number)


                            1244 KRONENWETTER DRIVE
                            MOSINEE, WI 54455-9099

         (Address of principal executive offices, including Zip Code)

                                (715) 693-4470
              Registrant's telephone number, including area code


                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

      On January 28, 2004, the Company reported net earnings of $5.3 million, or $.10 per share, for the fourth quarter ended December 31, 2003, as compared to a net earnings of $6.4 million, or $.12 per share, for the fourth quarter of 2002. Net sales for the fourth quarter of 2003 were $239.3 million as compared to $233.8 million in 2002.

      The Company also reported net earnings of $15.9 million, or $0.31 per share, for the fiscal year ended December 31, 2003, as compared to net earnings of $23.1 million, or $0.45 per share, for the fiscal year ended December 31, 2002. Net sales for 2003 were $971.4 million compared to $948.7 million in 2002.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits.

            99.1  Press release dated January 28, 2004

ITEM 9.     REGULATION FD DISCLOSURE

      On January 28, 2004, the Company issued a press release announcing its earnings for the fourth quarter and fiscal year ended December 31, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 9 by reference.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      On January 28, 2004, the Company issued a press release announcing its earnings for the fourth quarter and fiscal year ended December 31, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 12 by reference.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WAUSAU-MOSINEE PAPER CORPORATION


Date:  January 28, 2004             By:    SCOTT P. DOESCHER
                                           Scott P. Doescher
                                           Senior Vice President-Finance


                                 EXHIBIT INDEX
                                      TO
                                   FORM 8-K
                                      OF
                       WAUSAU-MOSINEE PAPER CORPORATION
                            DATED JANUARY 28, 2004
                 Pursuant to Section 102(d) of Regulation S-T
                        (17 C.F.R. Section 232.102(d))




99.1  PRESS RELEASE DATED JANUARY 28, 2004